[GRAPHIC OMITTED] FRANKLIN CAPITAL
                  CORPORATION


                                    Agreement
                              entered into between
                                    each of
              International Broadcast Consultants of America, Inc.
                                    D/B/A IBC
                                       and
                          Franklin Capital Corporation


Franklin Capital Corporation
55 W. Monroe Street - Suite 3590
Chicago IL 60603

Gentlemen:

We are pleased to confirm the following agreement by which you are to act as sole factor for sales made by us to Home Shopping Network in terms of their Purchase Order Numbers 686942 and 686943:

1        DEFINITIONS

1.1 "Banking Day" shall mean a day for dealings by and between banks, excluding Saturday, Sunday and any day which sha1l be a legal holiday in the City of Chicago, Illinois, and any other day on which banking institutions are authorized to close in the City of Chicago, Illinois.

1.2 "Credit Risk" shall mean the risk of loss resulting solely and exclusively from a Customer's failure to pay an amount due at maturity because of its financial inability to pay.

1.3 "Customer Dispute" shall mean any cause for nonpayment of Receivables, other than the financial inability of the Customer to pay, including, without limitation, any a1leged or actual defense, offset, claim or counterclaim whatsoever or howsoever arising.

1.4 "Customers" shall mean the account debtors obligated on the Receivables.

1.5 "Default" shall mean the occurrence of anyone or more of the following events:

1.5.1 nonpayment when due of any amount payable on any of the Obligations or failure to perform or observe any agreement or meet obligation of ours contained herein or in any other agreement out of which any of the Obligations arose;

1.5.2 default by us in repayment when due of any indebtedness now or hereafter owed for monies borrowed from anyone other than you;

1.5.3 any material statement, representation, or warranty of ours made orally or in writing herein or in any other writing or statement at any time furnished or made by us to you which is untrue in any material respect as of the date furnished or made;

1.5.4    suspension of the operation of our present business;

1.5.5 any Obligor becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, or a proceeding, instituted by or against any Obligor alleging that such Ob1igor is insolvent or unable to pay its debts as they mature, or a petition under any provision of Title II of the United States Code (entitled "Bankruptcy"), as amended, is brought by or against any Obligor;

1.5.6 death of any Obligor who was a natural person. or death or withdrawal of any partner of any Obligor which is a

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         partnership or dissolution, merger. or consolidation of any Obligor which is a corporation;

1.5.7 sale, transfer or exchange, either directly or indirectly, of a controlling stock interest of any Obligor which is a corporation;

1.5.8 termination, repudiation, revocation or withdrawal of any guaranty for the Obligations;

1.5.9 appointment of a receiver for any collateral pledged for the Obligations or for any property in which we have an interest;

1.5.10 the Pension Benefit Guaranty Corporation shall commence proceedings under Section 4042 of the Emp1oyee Retirement Income Security Act of 1974 (ERISA) to terminate any employee pension benefit plan of the Obligor; or

1.5.11 you in good faith deem the prospect of our payment or performance of the Obligations to have been impaired.

1.5.12 any termination of this agreement by any Obligor except in strict accordance with section 11.1.2 hereof.

1.9      "Payment Date" shall mean:

1.9.1 for each Receivable for which you do not bear the Credit Risk, the date of deposit of Customer payment by you plus 5 Banking Days for collection and clearance of checks. Payment Date may be delayed to the next Banking Day following the day of application of remittances to Receivables.

1.6 "Net Amount'. of Receivables shall mean the gross amount of receivables, less maximum discounts, whether as an inducement for prompt or early payment or from whatsoever other cause arising, less returns, less credits or allowances of any nature at any time issued, owing, granted or outstanding, and less also your commission and all and any other charges or debits as set forth herein.

1.7 "Obligations" shall mean any and all of our obligations to you hereunder without limitation, including but not limited to advances of the purchase price of Receivables, all obligations of ours to you under any note, contract of surety, guaranty, or accommodation, or with respect to letters of credit or acceptances, sums owing to you for goods and/or services purchased from any other firm factored or financed by you, and all other obligations of ours to you, however and whenever created, arising or evidenced, whether direct or indirect, through assignment from third parties in the ordinary course of your business, absolute, contingent or otherwise, now or hereafter existing or due or to become due.

1.8 "Obligor" shall mean us and each other party primarily or secondarily, directly or indirectly liable in respect of any of the Obligations.

1.10 "Prime Rate" shall mean the rate of interest announced by Bank of America, Chicago, Illinois, or its successor from time to time as its Prime Rate.

1.11 "Receivables" shall mean all accounts, instruments, contractual rights, chattel paper, documents and general intangibles arising from our Sales, and the proceeds thereof, and all security and guarantees therefor, whether now existing or hereafter created.

1.12 "Sales" shall mean the sale of goods and/or the rendition of services by us

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         in the ordinary course of our business to Customers here in the United
         States of America or such other areas as we may from time to time authorize.

2        SALE AND APPROVAL; PURCHASE PRICE; COMMISSION; ADVANCES; RESERVE

2.1 We hereby assign and sell to you as absolute owner, with recourse, our entire interest in all of our present and future Receivables.

2.2 Notwithstanding any other provision of this Agreement, each of OUT Receivables is assigned and sold to you under this Agreement with full recourse.

2.3 All orders for Sales may be submitted to you for credit approval prior to shipment of the goods or rendition of the services so ordered, and each approved Sale shall be made only in accordance with such approval. All credit approvals must be in writing. Receivables arising from orders approved or unapproved by you, in whole or in part, shall be sold to you with full recourse to us. A credit approval shall not be effective if

2.3.1    the approved terms of sale are changed,

2.3.2 delivery of the goods to the Customer is not made by us within forty-five (45) days after the shipping date specified in our request for credit approval, or, if no such date is specified, within forty-five (45) days after the date of the credit approval, or

2.3.3    the invoice representing the Sale is not delivered to you within five
         (5) days after the shipment date. Credit approval may be by credit line.

2.4 While a credit line remains in force, Receivables (or parts thereof) in excess of such line will succeed amounts within the line which are paid by or credited to the Customer; the succession of Receivables (or parts thereof) shall take place in the order of maturity and shall be limited to amounts then so paid or credited. The right of succession ceases when the line is canceled, withdrawn or expires.

2.5 We will provide you with listings of Receivables in form satisfactory to you, together with Customers' invoices, Shipping documents, and such other documents and proof of delivery/rendition as you may at any time require. Billing on invoices by whomever done shall be conclusive evidence of assignment and sale hereunder of such Receivables whether or not we execute any other instrument with regard thereto. We hereby agree and undertake that we will ensure that all invoices to Customers shall bear the following notation plainly on the face thereof: "This invoice has been sold and assigned to Franklin Capital Corporation of 55 West Monroe Street, Chicago, Illinois 60603. Payment to ourselves or any other person or entity cannot and will not constitute a valid discharge of this debt, as only Franklin Capital Corporation is entitled to receive payment hereof and give a receipt therefor". All remittances obtained by us against Receivables will he received in trust for you. We agree and undertake not to bank any such remittances, but to turn over to you tl1e identical remittances in kind as promptly as possible~ provided, however, that nothing herein authorizes us to collect Receivables.

2.6 The purchase price of Receivables is to be the Net Amount thereof, which, less any charges and reserves, will be due and payable on the Payment Date. We shall pay you a commission in an amount equal to zero percent (0%) of the gross amount of such Receivables for the first thirty (60) day term or part thereof, in view of the six percent (6%) fee being paid to you pursuant to the rider attached hereto, plus zero point

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         six seven (0.67%) of such gross amount for each additional day or part thereof, provided, however, that the minimum commission for any Receivable shall be Five Dollars ($5.00), further provided, however, that the minimum commissions paid by us each contract year shall be thirteen thousand eight hundred dollars ($13,800). You may retain from sums payable to us a reserve, which reserve may be revised from time to time at your discretion, in order to provide for Customer Disputes, possible credit losses on unapproved Receivables. Sums owing to you for goods/services purchased by us from any other firm factored or otherwise financed by you, and the Obligations. A discount. credit, or allowance may not be claimed by us, but may be claimed solely by the Customer; no third party beneficiary rights are created hereby.

2.7 Prior to Payment Date, upon our request and at your sole discretion, you may advance to us up to eighty percent (80 %) of the purchase price of Receivables less charges and reserves. Any additional amounts advanced to us shall also be subject to this Agreement.

4.1 We hereby appoint you as our attorney-in-fact to receive, open, and dispose of all mail addressed to us pertaining to Receivables; to endorse our name upon any notes, acceptances, checks, drafts, money orders, and other evidences of payment of Receivables that may come into your possession and to deposit or otherwise collect the same; and to do all other acts and things necessary to carry out the terms of this Agreement. this power, being coupled with an interest, is irrevocable while any Receivable or Obligation shall re1Ilain unpaid. You, as attorney-in-fact, shall not be liable for any errors of judgment or mistake of fact.

2.8 We shall pay to you on demand any advances or charges at any time outstanding on our account.

2.9 You will render a statement of account monthly, and such statement shall be binding upon us absent manifest error.

3        INTEREST

3.1 Interest, shall be charged for the number of days that advances of the purchase price are made prior to Payment Date and for the number of days that advances or other charges to our account remain outstanding at the rate of three percent (3%) per annum plus the Prime Rate; except, however, that the interest shall in no event be less than eleven percent (11%) per annum. Interest shall be computed on the basis of a year of three hundred and sixty (360) days, for actual days elapsed. Changes in the interest rate shall be effected monthly to reflect changes in the Prime Rate. with changes to such interest rate to take effect as hereinbefore provided. For the purpose of interest calculation, commissions earned during each month shall be deemed charged to our account on the fifteenth (15th) day of each month.

4        POWER OF ATTORNEY

5        SECURITY INTEREST

5.1 All of Debtor's right, title and interest in all property of Debtor of any kind or nature, now existing or hereafter acquired and wherever located, including, without limitation, all accounts, inventory, equipment, general intangibles, chattel paper, deposit accounts, documents, instruments, investment property and all accessions and additions thereto, substitutions therefor, and all replacements, products and proceeds thereof; to secure all of the Obligations. We further sell and assign to you all our right, title, and interest in and to the goods (unless released by you) represented by Receivables as well as goods returned by or repossessed from Customers, all of our rights as an unpaid vendor or lienor, all of our rights of stoppage in transit, replevin and reclamation relating thereto, and all of our rights against third parties with respect thereto; we will cooperate with you in exercising any rights with respect to the goods. In addition, we hereby grant you a security interest in the reserve established pursuant to Sections 2.5 and 2.6 hereof, to secure all of the Obligations.

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6        REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1 We represent and warrant that we are fully authorized to enter into this Agreement and perform hereunder and covenant that we will continue to be so for the duration of this Agreement.

6.2      We represent and warrant that we are solvent.

6.3 We represent and warrant that our Receivables are, and covenant that they shall be, at the time of their creation bona fide and existing obligations of our Customers arising out of our Sales, free and clear of all security interests, liens, setoff, claims and counterclaims whatsoever and howsoever arising.

6.4 We represent and warrant that our inventory is not subject to any security interest, lien or encumbrance whatsoever, and we covenant that we shall not permit it to become so encumbered without your prior written consent.

6.5      We represent and warrant with respect to each Receivable as it arises:

6.5.1 We will have made delivery of the goods or will have rendered the services ordered;

6.5.2    The Customer will accept or has accepted the goods and/or services;

6.5.3    No Customer Dispute will exist in any respect;

6.5.4 We will have preserved and will continue to preserve any liens and any rights to liens available by virtue of Sales;

6.5.5    The Customer will not be our affiliate; and

6.6 The goods delivered or services rendered conform in all respects with the purchase order placed with us by the Customer.

7        CUSTOMER DISPUTES, CHARGEBACKS AND RETURNS

7.1 We will notify you promptly and will settle all Customer Disputes, but you have the right all times to do so directly and to compromise, adjust, or litigate all such Customer Disputes. If a Customer Dispute exists or is asserted with regard to any Receivable, or if we breach any representation, warranty or covenant with respect to any Receivable, you may charge back to our account the gross amount of such Receivable, as well as all other Receivables owing by the same Customer. You may charge back to our account at any time any unapproved Receivable, whether before or after its due date. A chargeback shall not be deemed a reassignment, or sale of the Receivable, and title thereto and to the goods represented thereby shall remain vested in you until you execute a reassignment. All returned, replevied, and reclaimed goods coming into our possession shall be held in trust by us for you.

8        BOOKS AND RECORDS; FINANCIAL STATEMENTS

8.1 You and your representatives shall at all reasonable times have the right to examine all of our books and records. We agree to prepare and furnish you within forty-five (45) days after the close of each quarter, financial statements unaudited and in such form and detail as you may reasonably require. We also agree to have prepared, and to furnish to you within ninety (90) days after the close of our fiscal year, financial statements which have been audited by an independent certified public accountant suitable to you.

9        INDEMNITY

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9.1      We agree to and hereby indemnify and hold you harmless from all losses, costs and expenses incurred by you in connection with Receivables for which credit approval has not been given in connection with Receivables which are unpaid at maturity for reasons other than the Customer's financial inability to pay. Further, agree to, and hereby indemnify and hold you harmless from any liability for duties, forwarder's fees, storage, shipping charges, sales or excise taxes or other expenses in connection with the Receivables and for any losses occasioned by claims of Customers under Receivables. This indemnity shall survive the termination of this Agreement.

10       APPLICABLE LAW

10.1 This Agreement shall be governed by, construed and enforced according to the laws of the State of Illinois.

11       EFFECTIVE DATE; TERMINATION; BINDING EFFECT

11.1 If accepted by you, this Agreement shall be effective on the July 16th, 1999 and shall continue in full force and effect until:

11.1.1 six months from such effective date and from year to year thereafter until terminated (on any such anniversary date) by our giving to you not less than ninety (90) days prior written notice; or

12.1 We shall pay all reasonable expenses incurred by you in connection with the execution of this Agreement, including expenses incurred in connection with the filing of financing statements, continuation statements, all and any credit reports, record searches and reasonable attorneys' fees. We shall also pay to you such wire transfer and similar fees as you charge from time to time and, in connection with your examinations of our books and records, such examination fees as you charge

11.1.2 terminated by you at any time by giving to us not less than ninety (90) days prior written notice. This Agreement may be terminated at any time by you without notice, to us should any Default occur. Upon termination, we will pay all of our Obligations to you, and in any event we will remain liable to you for any deficiency remaining after determination of our liability hereunder and liquidation of any collateral. Also, upon termination you may withhold any payment to us unless supplied with an indemnity satisfactory to you. This Agreement shall bind us, Our successors and assigns and shall inure to the benefit of you, your successors and assigns; we agree that you may delegate your duties and obligations hereunder.

12       EXPENSES; ATTORNEYS' FEES; NO WAIVER; SEVERABILITY; NOTICES; HEADINGS



         from time to time as well as your postage, out-of-pocket, travel and other expenses which you may incur in respect of this Agreement. Upon liquidation of any collateral, settlement or prosecution of Customer Disputes, or enforcement of any obligation of ours hereunder, you may charge to our account all costs and expenses incurred, plus fifteen percent (15%) of the amount involved. If collection is by or through an attorney, all attorneys's costs, expenses and fees shall

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         constitute Obligations hereunder. No delay, indulgence, or failure on your part in exercising any right, privilege, or option hereunder shall operate as a waiver of such or of any other right, privilege, or option, and no waiver, amendment, or modification of any provision of this Agreement shall be valid, unless in writing signed by you and then only to the extent therein stated. Should any provision of this Agreement be prohibited by or invalid under applicable law, the validity of the remaining provisions shall not be affected thereby. Any notices, requests, demands or other communications given by you under this Agreement may be sent by mail, telex, telegraph, delivery, telecopy, or facsimile to our most current address as reflected in your records. The headings used herein are intended to be for convenience of reference only and shall not define or limit the scope, extent or intent or otherwise affect the meaning, interpretation, or construction of any portion of this Agreement.

13       ENTIRE AGREEMENT; WAIVER OF JURY TRIAL

13.1 This Agreement embodies our entire agreement and is the sole memorial as to the subject matter and supersedes all prior agreements as to the subject matter. EACH OF US HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO TRANSACTIONS UNDER THIS AGREEMENT.

13.2 In this Agreement the singular shall encompass the plural and the masculine shall encompass the other two genders.

14       TRADE STYLES

14.1 Receivables under this Agreement shall include those created by our doing business under the following trade styles, all of which have-been duly and properly registered: (If none, state "NONE"):

                                    IBC, Inc

15 Should we receive a final commitment in writing from a bona fide third party experienced in factoring and/or receivables financing to replace this Agreement, we grant you the unilateral right to renegotiate the terms of this Agreement to meet the terms detailed in the written final commitment from such third party.

16 Our aggregate outstanding Obligations under this Agreement shall not exceed $600,000.00 at any time, without your prior written consent.



Signed,



                                       7/19/99
/s/ IVAN ROTHSTEIN                     /s/ BARBARA S. GIBER
--------------------------             --------------------------
Ivan Rothstein                         Barbara S. Giber
                                       Notary Public
                                       State of Florida
                                       My Comm. Exp: 08/13/01
                                       Comm. #: CC371726

By: Ivan Rothstein, for and on behalf of International Broadcast Consultants of America, Inc. D/B/A IBC


Witnessed By:



Please Print Full Name and Address of Witness in Block Capitals Alongside Signature

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                                   ACCEPTANCE

The foregoing Factoring Agreement is accepted in Chicago, Illinois on this the


FRANKLIN CAPITAL CORPORATION


By
   -------------------------------------------


Its
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